SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 3, 2014
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904) 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Brian Woolf; Appointment of Ben Rosenfeld as Body Central President and CEO

In connection with Brian Woolf’s desire to retire at the end of the year, on November 3, 2014, Body Central Corp. (the “Company”) and Mr. Woolf entered into a Separation and Release Agreement (the “Separation Agreement”) providing for the termination of Mr. Woolf’s service as Chief Executive Officer effective November 5, 2014.

Effective November 5, 2014, the Company has appointed Ben Rosenfeld as the Company’s President and Chief Executive Officer. Mr. Rosenfeld, age 38, has been as a member of the Company’s board of directors since July 31, 2014. Mr. Rosenfeld continues to serve on the board following his appointment as President and CEO, though he has resigned from the Audit and Compensation Committees of the board effective as of November 5, 2014. Mr. Rosenfeld was previously Vice President Store Operations, Retail and Outlet, at Kenneth Cole Productions from March 2013 through October 2014. From 2004 to March 2014, he held various management positions at Lacoste (2004 - 2013), most recently as Vice President of Retail and Ecommerce, North America and was a member of the internal Global Retail Excellence Committee. Prior thereto, Mr. Rosenfeld also held management positions at Charlotte Russe (2002 - 2004) and Express (1999 - 2001). Mr. Rosenfeld holds a Bachelor of Science degree in Business Administration / International Business from Montclair State University.

Pursuant to the terms of the Separation Agreement, Mr. Woolf has graciously agreed to remain employed by the Company through December 31, 2014 (the “Expiration Date”), to assist with Mr. Rosenfeld’s transition to the CEO role and management of the Company’s merchandising protocols. The Separation Agreement provides that during this transitional period, Mr. Woolf will continue to be compensated pursuant to the terms of his Employment Agreement, dated February 4, 2014 (the “Woolf Employment Agreement”), with the term of the Woolf Employment Agreement to end on the Expiration Date; provided that the Company has the option to terminate the Woolf Employment Agreement earlier upon five business days’ notice (the “Early Expiration Date”). The Separation Agreement also provides that (i) Mr. Woolf will retire from the Company’s board of directors effective December 31, 2014; (ii) the Company shall pay Mr. Woolf a lump sum representing six months of COBRA premiums, amounting to approximately $2,766; (iii) all of Mr. Woolf’s vested and/or unvested equity grants shall be treated in accordance with the terms of the particular plan pursuant to which the particular equity grants were issued, and all of his funds, vested and/or unvested, in the Company’s 401(k) plan, if any, shall be treated in accordance with the terms of such plan; (iv) Mr. Woolf and the Company agree to certain mutual releases and indemnification terms, as well as a non-disparagement provision; and (v) certain obligations of Mr. Woolf under the Woolf Employment Agreement (including confidentiality; assignment of intellectual property; non-solicitation of customers, vendors, suppliers, and employees; and noncompetition provisions) shall continue in force in accordance with their terms. In accordance with the Separation Agreement, on November 3, 2014, Mr. Woolf also entered into a Consulting Agreement with the Company, pursuant to which he will provide consulting services as requested by the Company commencing on the earlier of the Expiration Date or the Early Expiration Date and continuing through June 30, 2015. The Consulting Agreement provides for compensation at the rate of $50,000 per month. Copies of the Separation Agreement and the Consulting Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

In connection with his appointment as Chief Executive Officer, on November 4, 2014, Mr. Rosenfeld entered into an Employment Agreement with the Company (the “Employment Agreement”), which provides for his employment as the Company’s President and Chief Executive Officer effective on November 5, 2014 (the “Commencement Date”).  The Employment Agreement provides for an initial term of five years, to be followed by automatic successive one-year renewals unless either party notifies the other of its intention not to renew at least 60 days prior to the expiration of the initial term or any renewal term.  The Employment Agreement provides that Mr. Rosenfeld shall be entitled to (i) a base salary of $450,000, subject to evaluations at least annually by the Compensation Committee; (ii) a one-time signing bonus of $50,000 payable after 90 days of continuous employment; (iii) reimbursement of COBRA premiums until Mr. Rosenfeld becomes eligible to participate in the Company’s health care plan in January 2015; (iv) eligibility to receive annual discretionary performance bonuses as determined by the Compensation Committee based on the performance in respect of Company and individual goals set by the Compensation Committee, with a target of 80% of base salary and subject to a maximum 160% of base salary as to any fiscal year; (v) eligibility to participate in benefit plans applicable to senior executives, including, without limitation, those related to equity, 401(k) salary reduction, and health and welfare; (vi) enrollment in the Company’s Paid-Time Off (“PTO”) Plan, including accrual of PTO at a rate of 31 days per accrual year, as well as a one-time award of 25 days of PTO on the Commencement Date; (vii) reimbursement for professional fees and business expenses directly related to Mr. Rosenfeld’s position, as well as reimbursement for reasonable attorneys’ fees related to the negotiation of his Employment Agreement; (viii) reimbursement for reasonable travel and lodging expenses related to Mr. Rosenfeld’s travel to the Company’s corporate headquarters during the first six months following the Commencement Date, and reimbursement of up to $50,000 of relocation expenses; and (ix) eligibility to receive a 40% merchandise discount off the retail price of Company products with respect to purchases made by Mr. Rosenfeld for himself or as gifts.  Pursuant to the Employment Agreement, the Company agreed to nominate Mr. Rosenfeld for election as a director at any annual meeting at which his board seat is subject to stockholder vote. Also pursuant to the Rosenfeld Employment Agreement, Mr. Rosenfeld shall be granted 208,290 restricted shares of the Company’s common stock pursuant to the Company’s Third Amended and Restated 2006 Equity Incentive Plan, consisting of (i) 52,072 shares subject to time-based vesting in three annual installments on each of the first, second and third anniversaries of the grant date and (ii) 156,218 shares subject to performance-based vesting based upon achievement of specified cash flow or EBITDA targets, in each case subject to the continued employment of the grantee on the respective vesting date. A copy of the Rosenfeld Employment Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.

On November 5, 2014, the Company issued a press release announcing Mr. Woolf’s retirement and Mr. Rosenfeld’s appointment as the Company’s President and Chief Executive Officer, as described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of November 3, 2014, by and between Body Central Corp. and Brian Woolf.

10.2	Consulting Agreement, dated as of November 3, 2014, by and between Body Central Corp. and Brian Woolf.

10.3	Employment Agreement, dated as of November 4, 2014, by and between Body Central Corp. and Ben Rosenfeld.

99.1	Press Release of Body Central Corp. dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

Dated: November 5, 2014	By:	/s/ Timothy J. Benson
Name: Timothy J. Benson
Title: Senior Vice President, Finance and Secretary

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